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                                                                     EXHIBIT 8.1


                   [LETTERHEAD OF RITCHIE & REDIKER, L.L.C.]


                               October 20, 1999


Board of Directors
Citation Corporation
2 Office Park Circle
Suite 204
Birmingham, Alabama 35223

Gentlemen:

     You have requested our opinion regarding the material United States federal income tax consequences of the proposed merger and recapitalization (the "Merger") by and between Citation Corporation ("Citation") and RSJ Acquisition Co. ("Mergerco"), pursuant to which the stockholders of Citation will be entitled either to receive $17.00 in cash or to retain one share of common stock of Citation after the merger in respect of each share of Citation common stock held as of the effective time of the merger. In connection with this opinion, we have examined such documents and factual information as we have considered appropriate, including the Agreement and Plan of Merger and Recapitalization, dated as of June 24, 1999, as amended, between Mergerco and Citation (the "Agreement"), the Registration Statement on Form S-4 filed by Citation with the Securities and Exchange Commission and Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Commission File No. 333-86763) (the "Registration Statements").

     In connection with this opinion, with your consent, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that: (a) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective date of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof; (b) the Merger will be effective under the laws of the State of Delaware; and (c) the facts described in the Registration Statements are correct and complete as of the date hereof and will be correct and complete as of the effective date of the Merger. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Registration Statements.

     Subject to the assumptions set forth above and the assumptions and qualifications set forth in the discussion in the Registration Statements under the heading "The Merger and Recapitalization--Federal Income Tax Consequences," we hereby confirm that the discussion under the heading "The Merger--Federal Income Tax Consequences" constitutes our opinion regarding the material United States federal income tax consequences of the Merger generally applicable to a stockholder of Citation. This opinion is limited to the tax matters specifically covered herein, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger. The opinion is based on current authorities and upon facts and assumptions as of the date of this opinion. This opinion is subject to change in the event of a change in the applicable law or change in the interpretation of such law by the courts, the Treasury Department or by the Internal Revenue Service, or a change in any of the facts and assumptions upon which it is based, which changes could be retroactive with respect to transactions prior to the date of such changes. Any such changes could significantly modify the statements and opinions expressed herein. This opinion represents counsel's best legal judgment, and has no binding effect or official status, so that no assurance can be given that the positions set forth above will be sustained by a court, if contested. In addition, if any of the facts or assumptions upon which this opinion is based were to change, this opinion would no longer have any force or effect.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statements and to the use of our name under the captions "The Merger and Recapitalization--Federal Income Tax Consequences," "Summary--Federal income Tax Consequences," and "Legal Matters" in the proxy statement/prospectus included as Part I to the Registration Statements.

                                    Very truly yours,

                                    /s/  Ritchie & Rediker, L.L.C.

                                    RITCHIE & REDIKER, L.L.C.